EXHIBIT 10(D)

This certifies that

has an option to purchase **                    * shares of Common Stock, no par value,

of Darden Restaurants, Inc., a Florida corporation.

Employee Number:

Grant Date:

Purchase Price Per Share:	$

Expiration Date:

Type of Option:	Non-Qualified

Salary or Bonus Replacement Option	[Yes/No]

Exercisable Date:

This Stock Option is governed by, and subject in all respects to, the terms and conditions of the Non-Qualified

Stock Option Agreement, a copy of which is attached to and made a part of this document, and the

RARE Hospitality International, Inc. Amended and Restated 2002 Long Term Incentive Plan, a copy of which is available upon request. This Notice of Stock Option Grant has been duly executed, by manual or facsimile signature, on behalf of Darden Restaurants, Inc.

Chairman of the Board Chief Executive Officer	DARDEN RESTAURANTS, INC.	Senior Vice President General Counsel and Secretary

RARE HOSPITALITY INTERNATIONAL, INC.

AMENDED AND RESTATED 2002 LONG TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement is between Darden Restaurants, Inc., a Florida corporation (the “Company”), and you, the person named in the attached Notice of Stock Option Grant (the “Notice”). This Agreement is effective as of the date of grant set forth in the attached Notice (the “Grant Date”).

The Company desires to provide you with an opportunity to purchase shares of the Company’s Common Stock, no par value (the “Common Stock”), as provided in this Agreement in order to carry out the purpose of the RARE Hospitality International, Inc. Amended and Restated 2002 Long Term Incentive Plan (the “Plan”).

Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

1. Grant of Option.

The Company hereby grants to you, effective as of the Grant Date, the right and option (the “Option”) to purchase all or any part of the aggregate number of shares of Common Stock set forth in the attached Notice, on the terms and conditions contained in this Agreement and in accordance with the terms of the Plan. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Exercise Price.

The per share purchase price of the shares subject to the Option shall be the purchase price per share set forth in the attached Notice.

3. Term of Option and Exercisability.

The term of the Option shall be for a period of ten years from the Grant Date, terminating at the close of business on the expiration date set forth in the attached Notice (the “Expiration Date”) or such shorter period as is prescribed in Sections 4, 5, 6 and 7 of this Agreement. The Option shall become exercisable, or vest, on the date or dates set forth in the attached Notice, subject to the provisions of Sections 4, 5, 6 and 7 of this Agreement. To the extent the Option is exercisable, you may exercise it in whole or in part, at any time, or from time to time, prior to the termination of the Option.

4. Change of Control.

Notwithstanding the vesting provisions contained in Section 3 above, but subject to the other terms and conditions contained in this Agreement, from and after a Change of Control (as defined below) the following provisions shall apply:

(a) If you are employed by the Company or an Affiliate of the Company, the Option shall become immediately exercisable in full for a period of six months following the date of the Change of Control. After this six-month period, the vesting provisions contained in Section 3 above and in the attached Notice will govern with respect to any unexercised portion of the Option. However, if your employment with the Company or an Affiliate of the Company is terminated within two years after a Change of Control, the Option shall become immediately exercisable in full and the Option shall expire on the earlier of (i) the Expiration Date set forth in the Notice and (ii) the date that is three months after the date of your termination of employment.

(b) If you are serving on the Board of Directors of the Company but are not an employee of the Company or an Affiliate of the Company (a “Non-Employee Director”), the Option shall become immediately exercisable in full and the Option shall expire on the Expiration Date set forth in the Notice.

(c) For purposes of this Agreement, “Change of Control” shall mean any of the following events:

(i) any person (including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) becomes, directly or indirectly, the beneficial owner of 20% or more of the shares of the Company entitled to vote for the election of directors;

(ii) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event cease to constitute a majority of the Company’s Board of Directors; or

(iii) the consummation of a transaction in which the Company ceases to be an independent publicly-owned corporation or the consummation of a sale or other disposition of all or substantially all of the assets of the Company.

5. Effect of Termination of Employment or End of Board Service.

(a) If you cease to be employed by the Company or an Affiliate of the Company and the Option is not a Salary Replacement Option or a Bonus Replacement Option as indicated in the Notice, any portion of the Option that was not vested on the date of your termination of employment shall be forfeited and any portion of the Option that was vested on the date of your termination of employment may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is three months after the date of your termination of employment, except that:

(i) if the Company or an Affiliate of the Company terminates your employment involuntarily and not for cause (as determined by the Committee administering the Plan), and your combined age and years of service with the Company or an Affiliate of the Company equal at least 70, then (A) any portion of the Option that has not vested as of the date of your termination of employment shall vest on a pro rata basis and become immediately exercisable, based on the number of full months of employment completed from the Grant Date to the date of your termination of employment divided by the number of full months in the vesting period for any unvested portion of the Option, (B) any portion of the Option that has not vested pursuant to the foregoing provisions shall be forfeited and (C) any portion of the Option that has vested (including any portion of the Option that has vested pursuant to the foregoing provisions) may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the date of your termination of employment;

(ii) if you retire on or after age 65 with five years of service with the Company or an Affiliate of the Company (“Normal Retirement”), the Option shall become immediately exercisable in full and may be exercised until the Expiration Date set forth in the Notice;

(iii) if you retire on or after age 55 with ten years of service with the Company or an Affiliate of the Company but before Normal Retirement (“Early Retirement”), then (A) any portion of the Option that has not vested as of the date of your Early Retirement shall vest on a pro rata basis and become immediately exercisable, based on the number of full months of employment completed from the Grant Date to the date of your Early Retirement divided by the number of full months in the vesting period for any unvested portion of the Option, (B) any portion of the Option that has not vested pursuant to the foregoing provisions shall be forfeited and (C) any portion of the Option that has vested (including any portion of the Option that has vested pursuant to the foregoing provisions) may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the date of your Early Retirement;

(iv) if you die while employed by the Company or an Affiliate of the Company, the Option shall become immediately exercisable in full and may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the date of your death. The Option may be exercised by your personal representative or the administrators of your estate or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution; or

(v) if you become Disabled (as defined below) while employed by the Company or an Affiliate of the Company, the Option shall become immediately exercisable in full as of the Disability Date (as defined below) and may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the date on which the Committee administering the Plan makes the determination that you are Disabled (the “Disability Date”). The Option may be exercised by your personal representative. For purposes of this Agreement, “Disabled” means you have a disability due to illness or injury which is expected to be permanent in nature and which prevents you from performing the material duties required by your regular occupation, all as determined by the Committee administering the Plan.

(b) If you cease to be employed by the Company or an Affiliate of the Company and the Option is a Salary Replacement Option or a Bonus Replacement Option as indicated in the Notice, the Option shall become immediately exercisable in full and may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is three months after the date of your termination of employment, except that:

(i) if the Company or an Affiliate of the Company terminates your employment involuntarily and not for cause (as determined by the Committee administering the Plan), and your combined age and years of service with the Company or an Affiliate of the Company equal at least 70, the Option shall become immediately exercisable in full and may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the date of your termination of employment;

(ii) if you retire under Normal Retirement, the Option shall become immediately exercisable in full and may be exercised until the Expiration Date set forth in the Notice;

(iii) if you retire under Early Retirement, the Option shall become immediately exercisable in full and may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the date of your Early Retirement;

(iv) if you die while employed by the Company or an Affiliate of the Company, the Option shall become immediately exercisable in full and may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the date of your death. The Option may be exercised by your personal representative or the administrators of your estate or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution; or

(v) if you become Disabled while employed by the Company or an Affiliate of the Company, the Option shall become immediately exercisable in full and may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the Disability Date. The Option may be exercised by your personal representative.

(c) If you are a Non-Employee Director and you cease to serve on the Board of Directors, any portion of the Option that was not vested on your last day of Board service shall be forfeited and any portion of the Option that was vested on your last day of Board service may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is three months after your last day of Board service, except that:

(i) if you have served on the Company’s Board of Directors for at least five years, the Option shall become immediately exercisable in full on your last day of Board service and may be exercised until the Expiration Date set forth in the Notice;

(ii) if you die while serving on the Company’s Board of Directors, the Option shall become immediately exercisable in full and may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the date of your death. The Option may be exercised by your personal representative or the administrators of your estate or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution;

(iii) if you become Disabled while serving on the Company’s Board of Directors, the Option shall become immediately exercisable in full and may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the Disability Date. The Option may be exercised by your personal representative; or

(iv) if the Option is a Salary Replacement Option as indicated in the Notice, the Option shall become immediately exercisable in full and may be exercised for the same period of time that would apply pursuant to the provisions of this Section 5(c) if the Option were not a Salary Replacement Option.

6. Non-Competition.

Notwithstanding the provisions of Section 5 of this Agreement, if, within two years following your termination of employment with the Company or an Affiliate of the Company for any reason (including Normal Retirement or Early Retirement), you directly or indirectly (a) own, manage or operate, become or are employed by, or provide consulting, advisory or other services to any enterprise, corporation or business that owns or operates casual dining restaurants anywhere in the United States or Canada (a “Competitor”) or (b) you solicit or induce any person who is an employee of the Company or an Affiliate of the Company to own, manage or operate, become employed by, or provide consulting, advisory or other services to a Competitor, then your Option will expire on the earlier of (i) the Expiration Date set forth in the Notice or (ii) on the date that is three months after the date you commenced employment with the Competitor or took the competitive action described above.

7. Financial Restatements.

This Section 7 only applies to you if at any time you were or are designated as an officer-level employee in the Company payroll system with the Peoplesoft identifier “OFC” or its equivalent. Notwithstanding the provisions of Sections 3, 4, 5 and 8 of this Agreement, if (a) the Company is required to restate its financial statements due to fraud and (b) the Committee administering the Plan determines that you have knowingly participated in such fraud, then the Committee may, in its sole and absolute discretion, at any time within two years following such restatement, require you to, and you shall immediately upon notice of such Committee determination, return to the Company any shares of Common Stock received by you or your personal representative from the exercise of the Option and pay to the Company in cash the amount of any proceeds received by you or your personal representative from the disposition or transfer of, and any dividends or other distributions of cash or property received by you or your personal representative with respect to, any shares of Common Stock received by you or your personal representative from the exercise of the Option, in each case during the period commencing two years before the beginning of the restated financial period and ending on the date of such Committee determination. In addition, any portion of the Option that is not vested on the date that the Committee makes such determination shall be immediately and irrevocably forfeited and any portion of the Option that is vested on such date shall immediately cease to be exercisable and shall be immediately and irrevocably forfeited. Notwithstanding anything to the contrary in this Section 7, the Committee shall have the authority and discretion to make any determination regarding the specific implementation of this Section 7 with respect to you.

8. Method of Exercising Option.

(a) Subject to the terms and conditions of this Agreement, you may exercise your Option by following the procedures established by the Company from time to time. In addition, you may exercise your Option by written notice to the Company as provided in Section 11 of this Agreement that states (i) your election to exercise the Option, (ii) the Grant Date of the Option, (iii) the purchase price of the shares, (iv) the number of shares as to which the Option is being exercised, (v) the manner of payment and (vi) the manner of payment for any income tax withholding amount. The notice shall be signed by you or the Person or Persons exercising the Option. The notice shall be accompanied by payment in full of the exercise price for all shares designated in the notice. To the extent that the Option is exercised after your death or the Disability Date, the notice of exercise shall also be accompanied by appropriate proof of the right of such Person or Persons to exercise the Option.

(b) Payment of the exercise price shall be made to the Company through one or a combination of the following methods:

(i) cash, in United States currency (including check, draft, money order or wire transfer made payable to the Company); or

(ii) delivery (either actual delivery or by attestation) of shares of Common Stock acquired by you more than six months prior to the date of exercise having a Fair Market Value on the date of exercise equal to the Option exercise price. You shall represent and warrant in writing that you are the owner of the shares so delivered, free and clear of all liens, encumbrances, security interests and restrictions, and you shall duly endorse in blank all certificates delivered to the Company.

9. Taxes.

(a) You acknowledge that you will consult with your personal tax adviser regarding the income tax consequences of exercising the Option or any other matters related to this Agreement. If you are employed by the Company or an Affiliate of the Company, in order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you.

(b) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, you may elect to satisfy any applicable tax withholding obligations arising from the exercise of the Option by (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company), (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the amount of such taxes or (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share. Your election must be made on or before the date that the amount of tax to be withheld is determined.

10. Adjustments.

In the event that the Committee administering the Plan shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares covered by the Option such that an adjustment is determined by the Committee administering the Plan to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee administering the Plan shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of the shares covered by the Option and the exercise price of the Option.

11. General Provisions.

(a) Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

(b) No Rights as a Shareholder. Neither you nor your legal representatives shall have any of the rights and privileges of a shareholder of the Company with respect to the shares of Common Stock subject to the Option unless and until such shares are issued upon exercise of the Option.

(c) No Right to Employment or Board Service. Nothing in this Agreement or the Plan shall be construed as giving you the right to be retained as an employee of the Company or any Affiliate of the Company or to continue to serve on the Company’s Board of Directors. In addition, the Company or an Affiliate of the Company may at any time dismiss you from employment, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

(d) Option Not Transferable. Except as otherwise provided by the Plan or by the Committee administering the Plan, the Option shall not be transferable other than by will or by the laws of descent and distribution and the Option shall be exercisable during your lifetime only by you or, if permissible under applicable law, by your guardian or legal representative. The Option may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance of the Option shall be void and unenforceable against the Company or any Affiliate of the Company.

(e) Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

(f) Securities Matters. The Company shall not be required to deliver any shares of Common Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(g) Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

(h) Governing Law. The internal law, and not the law of conflicts, of the State of Florida will govern all questions concerning the validity, construction and effect of this Agreement.

(i) Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:

Darden Restaurants, Inc.

Supervisor, Stock Compensation Plans

5500 Lake Ellenor Drive

Orlando, FL 32809

(j) Notice of Stock Option Grant. This Non-Qualified Stock Option Agreement is attached to and made part of a Notice of Stock Option Grant and shall have no force or effect unless such Notice is duly executed and delivered by the Company to you.